For Immediate Release
Corel Corporation Reports Second Quarter 2009 Financial Results
OTTAWA, July 10, 2009 — Corel Corporation (NASDAQ:CREL) (TSX:CRE) today reported financial results for its second quarter ended May 31, 2009. Revenues in the second quarter of fiscal 2009 were $50.4 million, compared to $67.0 million in the second quarter of fiscal 2008. GAAP net loss in the second quarter of fiscal 2009 was $4.1 million or $0.16 per basic and diluted share, compared to GAAP net income of $930,000, or $0.04 per basic and diluted share, in the second quarter of fiscal 2008.
Non-GAAP adjusted net income for the second quarter of fiscal 2009 was $5.6 million, or $0.22 per diluted share, compared to non-GAAP adjusted net income for the second quarter of fiscal 2008 of $9.5 million, or $0.36 per diluted share. Non-GAAP adjusted EBITDA in the second quarter of 2009 was $10.1 million, compared to $14.9 million in the second quarter of 2008.
A reconciliation of GAAP net income to non-GAAP adjusted net income and non-GAAP adjusted EBITDA is provided in the notes to the financial information included in this press release.
“While Corel continued to feel the effects of the economic climate, we took proactive steps to reduce expenses and were pleased by the industry recognition we received for our innovative efforts to improve user experience,” said Kris Hagerman, Interim CEO, Corel. “We continue to invest in the product strategies, distribution channels and regions that will further strengthen our competitive position and support our long term growth as the economy improves.”
Corel will host a conference call to discuss its financial results at 8:00 a.m. Eastern Time today. To access the conference call, please dial (877) 795-3613 or (719) 325-4799 approximately 5 minutes prior to the 8:00 AM ET start time. A live webcast will also be available through Corel’s Investor Relations website at http://investor.corel.com/events.cfm. Following the call, an audio replay will be available beginning at 11:00 AM ET on July 10, 2009 from Corel’s Investor Relations website or by calling (888) 203-1112 or (719) 457-0820, Passcode: 4081313.
Financial Statements Governance Practice:
The Audit Committee of Corel’s Board of Directors reviewed the earnings portion of this press release as well as the related financial statements and MD&A, and recommended they be approved by the Board of Directors. Following review by the full Board, the financial statements,

MD&A and the earnings portion of this press release were approved.
Forward Looking Statements:
This news release includes forward-looking statements which are based on estimates and assumptions made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances including but not limited to general economic conditions, product pricing levels and competitive intensity, and new product introductions.
Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include the recent disruption in the overall economy and financial and credit markets, which may adversely impact our operations and financial results as well as our ability to obtain financing required to grow our business and make acquisitions. We may experience fluctuations in our operating results depending on the timing and success of product releases. Our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets, establish relationships with new original equipment manufacturer customers, or increase penetration of our installed base to achieve revenue growth. The long-term trend in our business reflects growth in revenues from acquisitions, which give rise to their own risks and challenges, rather than from our existing products, and that recent growth may not be representative of future growth. We face competitive threats from well established software companies that have significantly greater market share and resources than us and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, we face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products. Any resulting litigation costs, settlement costs or royalty requirements could affect our profitability.
These and other risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 9, 2009, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov./ or on the CSA’s website at http://www.sedar.com. These factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any intention or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law.

Financial Presentation and Use of Non-GAAP Measures:
Our financial statements are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which differ in certain material respects from Canadian generally accepted accounting principles. In addition, our financial statements and information in this release are presented in U.S. Dollars, unless otherwise indicated. This news release includes certain non-GAAP financial measures, such as adjusted net income and adjusted EBITDA. We use these non-GAAP financial measures to confirm our compliance with covenants contained in our debt facilities, as supplemental indicators of our operating performance, to assist in evaluation of our ongoing operations and liquidity and to determine appropriate levels of indebtedness. We believe each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. These measures do not have any standardized meanings prescribed by GAAP and therefore are not comparable to the calculation of similar measures used by other companies. These non-GAAP financial measures should not be considered in isolation, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with GAAP. We believe it is useful for ourselves and investors to review, as applicable, both GAAP information, which includes interest, income taxes, depreciation, amortization, provision for bad debts, effects of disposal or fixed assets and investments, restructuring, integration and reorganization costs, and certain other gains, losses and expenses, and the non-GAAP measures, which exclude certain of these amounts, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to the closest GAAP measures as set out in the notes to the financial statements attached to this news release.
About Corel
Corel is one of the world’s top software companies with more than 100 million active users in over 75 countries. We develop software that helps people express their ideas and share their stories in more exciting, creative and persuasive ways. Through the years, we’ve built a reputation for delivering innovative, trusted products that are easy to learn and use, helping people achieve new levels of productivity. The industry has responded with hundreds of awards for software innovation, design and value.
Our award-winning product portfolio includes some of the world’s most widely recognized and popular software brands, including CorelDRAW® Graphics Suite, Corel® Painter™, Corel DESIGNER® Technical Suite, Corel® Paint Shop Pro® Photo, VideoStudio®, WinDVD®, Corel® WordPerfect® Office and WinZip®. Our global headquarters are in Ottawa, Canada, with major offices in the United States, United Kingdom, Germany, China, Taiwan and Japan.
© 2009 Corel Corporation. All rights reserved. Corel, CorelDRAW, Corel DESIGNER, Painter, Paint Shop Pro, VideoStudio, WinDVD, WinZip, WordPerfect, and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product names and any registered and unregistered trademarks mentioned are used for identification purposes only and remain the exclusive property of their respective owners.

CRELF
Press Contact:
Catherine Hughes
613-728-0826 x1659
catherine.hughes@corel.com
Investor Relations Contact:
Doug McCollam
613-728-0826 x 1953
doug.mccollam@corel.com

Corel Corporation
Quarterly Financial results
For the quarter ended May 31, 2009
(in thousands, except per share data; unaudited)

	Three Months ended		Six Months ended
	May 31,	May 31,	May 31,	May 31,
Consolidated Condensed Statement of Operations	2009	2008	2009	2008

Revenues — Product	$44,280	$60,249	$94,355	$119,611
Revenues — Maintenance and services	6,088	6,795	12,227	12,977

Total revenues	50,368	67,044	106,582	132,588

Cost of revenues — Product	14,366	14,008	29,897	29,235
Cost of revenues — Maintenance and services	110	132	210	299
Amortization of intangible assets	6,154	6,418	12,319	12,832

Total cost of revenues	20,630	20,558	42,426	42,366

Gross margin	29,738	46,486	64,156	90,222

Operating expenses
Sales and marketing	14,820	20,748	30,042	40,432
Research and development	9,180	11,716	18,396	23,807
General and administration	5,945	8,640	12,424	17,451
Restructuring	1,404	447	1,613	625

Total operating expenses	31,349	41,551	62,475	82,315

Income (loss) from operations	(1,611)	4,935	1,681	7,907

Other expenses (income)
Interest expense — net	2,969	2,933	6,023	7,221
Amortization of deferred financing fees	271	270	542	540
Expenses associated with evaluation of strategic alternatives	—	705	—	705
Other non-operating (income) expense	(1,774)	102	(898)	(1,362)

Income (loss) before income taxes	(3,077)	925	(3,986)	803
Income tax provision (recovery)	1,048	(5)	1,675	(97)

Net income (loss)	$(4,125)	$930	$(5,661)	$900

Net loss per share:
Basic	$(0.16)	$0.04	$(0.22)	$0.04
Fully diluted	$(0.16)	$0.04	$(0.22)	$0.03
Weighted average number of shares:
Basic	25,878	25,543	25,860	25,503
Fully diluted	25,878	26,238	25,860	26,165

Consolidated Condensed Balance Sheet

	May 31,	November 30,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$32,127	$50,260
Restricted cash	159	159
Accounts receivable
Trade, net of allowance for doubtful accounts	29,033	33,241
Other	1,889	2,932
Inventory	1,138	1,562
Income taxes recoverable	719	785
Deferred tax assets	—	3,138
Prepaids and other current assets	3,530	2,456

Total current assets	68,595	94,533

Capital assets	9,475	10,549
Intangible assets	54,520	67,029
Goodwill	80,993	82,343
Deferred financing and other long-term assets	4,407	4,942

Total assets	$217,990	$259,396

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$53,470	$64,376
Due to related parties	334	341
Income taxes payable	1,404	1,226
Deferred revenue	11,461	15,190
Current portion of long-term debt	14,385	19,095
Current portion of obligations under capital leases	732	621

Total current liabilities	81,786	100,849

Deferred revenue	1,987	2,404
Income taxes payable	13,232	12,960
Deferred income taxes	8,431	13,059
Long-term debt	123,729	137,264
Accrued pension benefit obligation	243	261
Obligations under capital leases	701	962

Total liabilities	230,109	267,759

Shareholders’ deficit
Share capital	44,718	43,992
Additional paid-in capital	10,867	9,198
Accumulated other comprehensive loss	(4,641)	(4,151)
Deficit	(63,063)	(57,402)

Total shareholders’ deficit	(12,119)	(8,363)

Total liabilities and shareholders’ deficit	$217,990	$259,396

Consolidated Condensed Statement of Cash Flows

	Three Months ended		Six Months ended
	May 31,	May 31,	May 31,	May 31,
	2009	2008	2009	2008

Cash flow from operating activities
Net income (loss)	$(4,125)	$930	$(5,661)	$900
Depreciation and amortization	1,119	1,233	2,299	2,395
Amortization of deferred financing fees	271	270	542	540
Amortization of intangible assets	6,154	6,418	12,319	12,832
Stock-based compensation	1,307	1,977	2,360	3,115
Provision for (recovery of) bad debts	80	129	(29)	233
Deferred income taxes	605	(1,233)	(140)	(2,467)
Loss on disposal of fixed assets	17	6	18	48
Loss (gain) on interest rate swap recorded at fair value	(122)	(512)	(219)	243
Unrealized gain on forward foreign exchange contracts	(45)	—	(45)	—
Gain on sale of investment	—	—	—	(822)
Defined benefit pension plan costs	15	—	22	—
Change in operating assets and liabilities	(4,496)	(2,308)	(10,715)	(3,700)

Cash flow provided by (used in) operating activities	780	6,910	751	13,317

Cash flow from financing activities
Restricted cash	—	—	—	56
Repayments of long-term debt	(17,846)	(404)	(18,245)	(1,095)
Repayments of capital lease obligations	(190)	(205)	(366)	(339)
Proceeds from exercise of stock options	1	203	35	254
Other financing activities	(21)	—	(50)	—

Cash flow provided by (used in) financing activities	(18,056)	(406)	(18,626)	(1,124)

Cash flow from investing activities
Purchase of long-lived assets	(269)	(1,865)	(1,053)	(3,299)

Cash flow used in investing activities	(269)	(1,865)	(1,053)	(3,299)

Effect of exchange rate changes on cash and cash equivalents	999	(59)	795	(94)

Increase (decrease) in cash and cash equivalents	(16,546)	4,580	(18,133)	8,800
Cash and cash equivalents, beginning of period	48,673	28,835	50,260	24,615

Cash and cash equivalents, end of period	$32,127	$33,415	$32,127	$33,415

Non-GAAP Results
(In thousands, except per share data)

	Three Months ended		Six Months ended
	May 31,	May 31,	May 31,	May 31,
	2009	2008	2009	2008
Non-GAAP Adjusted Net Income Calculation:
Net income (loss)	$(4,125)	$930	$(5,661)	$900
Amortization of intangible assets	6,154	6,418	12,319	12,832
Tax benefit on amortization of intangible assets	605	(1,233)	(140)	(2,467)
Stock-based compensation	1,307	1,977	2,360	3,115
Restructuring	1,404	447	1,613	625
Expenses associated with evaluation of strategic alternatives	—	705	—	705
Amortization of deferred financing fees	271	270	542	540

Non-GAAP Adjusted Net Income	$5,616	$9,514	$11,033	$16,250

Percentage of revenue	11.1%	14.2%	10.4%	12.3%

Diluted non-GAAP adjusted net income per share	$0.22	$0.36	$0.42	$0.62

Shares used in computing diluted non-GAAP adjusted net income per share	26,063	26,238	26,120	26,165

Non-GAAP Adjusted EBITDA Calculation:
Cash flow provided by (used in) operating activities	$780	$6,910	$751	$13,317
Change in operating assets and liabilities	4,496	2,308	10,715	3,700
Interest expense, net	2,969	2,933	6,023	7,221
Income tax expense (recovery)	1,048	(5)	1,675	(97)
Deferred income taxes	(605)	1,233	140	2,467
Recovery (provision) for bad debts	(80)	(129)	29	(233)
Defined benefit pension plan costs	(15)	—	(22)	—
Unrealized gain on forward foreign exchange contracts	45	—	45	—
Gain on sale of investment	—	—	—	822
Gain (loss) on interest rate swap recorded at fair value	122	512	219	(243)
Loss on disposal of fixed assets	(17)	(6)	(18)	(48)
Expenses associated with evaluation of strategic alternatives	—	705	—	705
Restructuring	1,404	447	1,613	625

Non-GAAP Adjusted EBITDA	$10,147	$14,908	$21,170	$28,236

Percentage of revenue	20.1%	22.2%	19.9%	21.3%

Other Supplemental Information
(In thousands)

	Three Months ended		Six Months ended
	May 31,	May 31,	May 31,	May 31,
	2009	2008	2009	2008
Revenue by Product Segment
Graphics and Productivity	$27,582	$38,497	$57,236	$75,444
Digital Media	22,786	28,547	49,346	$57,144

Total	$50,368	$67,044	$106,582	$132,588

As percentage of revenues
Graphics and Productivity	54.8%	57.4%	53.7%	56.9%
Digital Media	45.2%	42.6%	46.3%	43.1%

Total	100.0%	100.0%	100.0%	100.0%

Revenue by Geography
Americas	$24,997	$32,793	$51,166	$63,690
EMEA	11,249	19,564	26,369	40,577
APAC	14,122	14,687	29,047	28,321

Total	$50,368	$67,044	$106,582	$132,588

As percentage of revenues
Americas	49.6%	48.9%	48.0%	48.0%
EMEA	22.3%	29.2%	24.7%	30.6%
APAC	28.0%	21.9%	27.3%	21.4%

Total	100.0%	100.0%	100.0%	100.0%

Allocation of Stock-Based Compensation Expense
Cost of revenues — Product	$3	$5	$7	$15
Cost of revenues — Maintenance and services	2	2	4	4
Sales and marketing	631	504	947	899
Research and development	176	329	343	536
General and administration	495	1,137	1,059	1,661

Total	$1,307	$1,977	$2,360	$3,115